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                                                                       EXHIBIT 2


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned, as individuals, as Trustees under an agreement of trust between Samuel Bronfman, as Donor, and Allan Bronfman, Lazarus Phillips, K.C., and Henry Gordon Norman, as Trustees dated May 1, 1942, known as the Charles Rosner Bronfman Trust, and in any other capacity, hereby constitutes and appoints CHARLES R. BRONFMAN, PHYLLIS LAMBERT, STEPHEN BRONFMAN, E. LEO KOLBER, SAMUEL MINZBERG, ROBERT S. VINEBERG and MICHEL BOUCHER and each of them severally, as his true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name, place and stead of each of the undersigned any statement or report, including any amendment to any statement or report, required to be filed with respect to each of the undersigned under Section 13 or Section 16 of the United States Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, and to file the same with the Securities and Exchange Commission and any other appropriate U.S. and foreign regulatory authorities, said attorneys and agents having full power and authority to do and perform in the name and on behalf of each of the undersigned every act necessary to be done in the premises as fully and as effectually as each of the undersigned might or could do in person; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF each of the undersigned has subscribed these presents as of the 30th day of April, 1991.

/s/ Charles R. Bronfman                  /s/ E. Leo Kolber
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Charles R. Bronfman                      E. Leo Kolber

/s/ Phyllis Lambert                      /s/ Samuel Minzberg
---------------------------              ---------------------------
Phyllis Lambert                          Samuel Minzberg

/s/ Stephen Bronfman                     /s/ Robert S. Vineberg
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Stephen Bronfman                         Robert S. Vineberg